Exhibit 99.1

March 10, 2021

NEWS RELEASE

FOR IMMEDIATE RELEASE

REV GROUP, INC. REPORTS IMPROVED FISCAL 2021 FIRST QUARTER RESULTS

PROVIDES FISCAL 2021 FULL YEAR GUIDANCE

•	First quarter net sales of $554.0 million compared to $532.1 million in the prior year quarter
•	First quarter net income of $0.0 million compared to a net loss of $9.4 million in the prior year quarter
•	First quarter Adjusted EBITDA[1] of $23.2 million compared to $11.3 million in the prior year quarter
•	First quarter Adjusted Net Income of $8.8 million compared to an Adjusted Net Loss of $2.7 million in the prior year quarter
•	Net cash provided by operating activities of $1.9 million compared to a net use of $13.3 million in the prior year quarter
•	Full year fiscal 2021 Adjusted EBITDA guidance range of $125 to $135 million, represents an 85% to 100% increase year over year

Milwaukee, Wis.--(BUSINESS WIRE) -- REV Group, Inc. (NYSE: REVG), a manufacturer of industry-leading specialty vehicles, today reported results for the three months ended January 31, 2021 (“first quarter 2021”). Consolidated net sales in the first quarter 2021 were $554.0 million, representing an increase of 4.1% compared to $532.1 million for the three months ended January 31, 2020 (“first quarter 2020”). The increase in consolidated net sales was primarily due to an increase in net sales in the Fire and Emergency (“F&E”) and Recreation segments partially offset by a decrease in net sales in the Commercial segment.

The company’s first quarter 2021 net income was $0.0 million, or $0.00 per diluted share. Adjusted Net Income for the first quarter 2021 was $8.8 million, or $0.14 per diluted share, compared to an Adjusted Net Loss of $2.7 million, or $0.04 per diluted share, in the first quarter 2020. Adjusted EBITDA in the first quarter 2021 was $23.2 million, compared to $11.3 million in the first quarter 2020. The increase in Adjusted EBITDA during the quarter was driven by increased contribution from the F&E and Recreation segments partially offset by lower contribution from the Commercial segment.

“We are pleased with our fiscal first quarter results which reflect year-over-year operating improvements in our business. Backlog and order intake have been strong in fire, emergency, recreation and specialty markets and we expect our transportation service markets to respond to greater availability and adoption of COVID-19 vaccinations throughout the year,” REV Group Inc. President and CEO Rod Rushing said. “Today we provide fiscal 2021 guidance that illustrates the momentum that we have achieved as we continue to offset the COVID-19 related headwinds by driving operational improvements.”

REV Group First Quarter Segment Highlights

Fire & Emergency Segment

F&E segment net sales were $280.6 million in the first quarter 2021, an increase of $74.1 million, or 35.9%, from $206.5 million in the first quarter 2020. The increase in net sales compared to the prior year quarter was primarily due to the acquisition of Spartan ER, which was acquired in February 2020, stronger pricing realizations in the legacy fire businesses and favorable mix within the Ambulance division. F&E segment backlog at the end of the first quarter 2021 was $1,017.9 million, an increase of $210.6 million compared to $807.3 million at the end of the first quarter 2020. The increase was primarily the result of backlog acquired in the Spartan ER transaction.

F&E segment Adjusted EBITDA was $10.2 million in the first quarter 2021, an increase of $8.5 million, or 500%, from $1.7 million in the first quarter 2020. Profitability within the segment benefited primarily from higher sales volume, pricing realization and productivity improvements including direct labor efficiencies, and lower overhead and selling, general and administrative (“SG&A”) costs, partially offset by lingering disruptions related to COVID-19.

Commercial Segment

Commercial segment net sales were $83.1 million in the first quarter 2021, a decrease of $75.1 million, or 47.5%, from $158.2 million in the first quarter 2020. The decrease in net sales compared to the prior year quarter was primarily due to the divestiture of two shuttle bus businesses in May 2020, lower shipments of school buses, and lower shipments of municipal transit buses due to COVID-19 related disruptions, partially offset by an increase in sales of terminal trucks and street sweepers. Commercial segment backlog at the end of the first quarter 2021 was $234.0 million, a decline of $221.6 million compared to $455.6 million at the end of the first quarter 2020. The decline was primarily the result of the sale of two shuttle bus businesses and a decline in orders for school buses and municipal transit buses, partially offset by increased orders for terminal trucks and street sweepers.

Commercial segment Adjusted EBITDA was $7.1 million in the first quarter 2021, a decrease of $3.7 million, or 34.3%, from $10.8 million in the first quarter 2020. Profitability in the quarter was impacted by lower sales volume and production disruptions related to COVID-19 within the Bus division, partially offset by increased shipments and productivity improvement within the Specialty division and lower operating expense across all segment businesses.

Recreation Segment

Recreation segment net sales were $190.2 million in the first quarter 2021, an increase of $23.4 million, or 14.0%, from $166.8 million in the first quarter 2020. The increase in net sales compared to the prior year quarter was primarily due to increased shipments of Class B and Class C units and a favorable mix of Class A units, partially offset by a decrease in shipments of Class A and non-motorized units due to lingering disruptions related to COVID-19. Backlog at the end of the first quarter 2021 was $754.3 million, an increase of $596.0 million compared to $158.3 million at the end of the first quarter 2020. The increase was primarily the result of strong order intake across all product categories.

Recreation segment Adjusted EBITDA was $15.1 million in the first quarter 2021, an increase of $8.1 million, or 115.7%, from $7.0 million in the first quarter 2020. Profitability within the segment benefited primarily from increased sales volume, stronger price realizations related to lower discounting, and productivity improvements across all categories despite lingering production and supply chain disruptions related to COVID-19.

Working Capital, Liquidity, and Capital Allocation

Cash and cash equivalents totaled $9.1 million as of January 31, 2021. Net debt2 was $323.0 million, and the company had $230.0 million available under its ABL revolving credit facility as of January 31, 2021. Trade working capital3 for the company as of January 31, 2021 was $444.6 million, compared to $436.5 million as of January 31, 2020. The increase was primarily due to the net impact of the acquisition of Spartan ER partially offset by the divestiture of the shuttle bus businesses in the prior year. Capital expenditures in the first quarter 2021 were $2.9 million compared to $3.2 million in the first quarter 2020.

Fiscal 2021 Outlook

The company also provided its initial outlook for fiscal year 2021, which includes the following performance expectations:

•	Net sales of $2.45 to $2.6 billion
•	Net income of $38 to $52 million
•	Adjusted EBITDA of $125 to $135 million
•	Adjusted Net Income of $56 to $70 million
•	Free Cash Flow[4] of $45 to $70 million

Conference Call

A conference call to discuss the company’s fiscal 2021 first quarter financial results is scheduled for today, March 10, 2021, at 10:00 a.m. ET. A supplemental slide deck is available on the REV Group, Inc. investor relations website. The call will be webcast simultaneously over the Internet. To access the webcast, listeners can go to http://investors.revgroup.com/investor-events-and-presentations/events at least 15 minutes prior to the event and follow instructions for listening to the webcast. An audio replay of the call and related question and answer session will be available for 12 months at this website.

About REV Group

REV Group (REVG) is a leading designer, manufacturer, and distributor of specialty vehicles and related aftermarket parts and services. We serve a diversified customer base, primarily in the United States, through three segments: Fire & Emergency, Commercial, and Recreation. We provide customized vehicle solutions for applications, including essential needs for public services (ambulances, fire apparatus, school buses, and transit buses), commercial infrastructure (terminal trucks and industrial sweepers) and consumer leisure (recreational vehicles). Our diverse portfolio is made up of well-established principal vehicle brands, including many of the most recognizable names within their industry. Several of our brands pioneered their specialty vehicle product categories and date back more than 50 years. REV Group trades on the NYSE under the symbol REVG.

Note Regarding Non-GAAP Measures

The company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). However, management believes that the evaluation of our ongoing operating results may be enhanced by a presentation of Adjusted EBITDA and Adjusted Net Income, which are non-GAAP financial measures. Adjusted EBITDA represents net income before interest expense, income taxes, depreciation and amortization as adjusted for certain non-recurring, one-time and other adjustments which we believe are not indicative of our underlying operating performance. Adjusted Net Income represents net income as adjusted for certain after-tax, non-recurring, one-time and other adjustments, which we believe are not indicative of our underlying operating performance, as well as non-cash intangible asset amortization and stock-based compensation.

The company believes that the use of Adjusted EBITDA and Adjusted Net Income provide additional meaningful methods of evaluating certain aspects of its operating performance from period to period on a basis that may not be otherwise apparent under GAAP when used in addition to, and not in lieu of, GAAP measures. A reconciliation of Adjusted EBITDA and Adjusted Net Income to the most closely comparable financial measures calculated in accordance with GAAP is included in the financial appendix of this news release.

Cautionary Statement About Forward-Looking Statements

This news release contains statements that the company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. This news release includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “strives,” “goal,” “seeks,” “projects,” “intends,” “forecasts,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. They appear in a number of places throughout this news release and include statements regarding our intentions, beliefs, goals or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industries in which we operate, including REV Group’s outlook for the full fiscal year 2021.

Our forward-looking statements are subject to risks and uncertainties, including those highlighted under “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” in the company’s annual report on Form 10-K, and in the company’s subsequent quarterly reports on Form 10-Q, together with the company’s other filings with the SEC, which risks and uncertainties may cause actual results to differ materially from those projected or implied by the forward-looking statement. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which only speak as of the date hereof. The company does not undertake to update or revise any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, expect as required by applicable law.

Investors-REVG

Contact

Drew Konop

VP, Investor Relations & Corporate Development

Email: investors@revgroup.com

Phone: 1-888-738-4037 (1-888-REVG-037)

[1]	REV Group, Inc. Adjusted Net Income and Adjusted EBITDA are non-GAAP measures that are reconciled to their nearest GAAP measure later in this release.

[2]	Net Debt is defined as total debt less cash and cash equivalents.

[3]	Trade Working Capital is defined as accounts receivable plus inventories less accounts payable and customer advances.
[4]	Free Cash Flow is defined as cash from operations less capital expenditures.

REV GROUP, INC. AND SUBSIDIARIES

CONDENSED UNAUDITED CONSOLIDATED BALANCE SHEETS

(In millions, except per share amounts)

		(Audited)
	January 31, 2021	October 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$9.1	$11.4
Accounts receivable, net	207.7	229.3
Inventories, net	533.2	537.2
Other current assets	17.6	34.1
Assets held for sale	9.7	—
Total current assets	777.3	812.0
Property, plant and equipment, net	155.9	168.4
Goodwill	157.3	157.3
Intangible assets, net	133.6	136.1
Right of use assets	19.6	23.2
Other long-term assets	15.4	15.3
Total assets	$1,259.1	$1,312.3
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$1.7	$1.7
Accounts payable	128.7	169.5
Customer advances	167.6	170.1
Accrued warranty	22.3	24.1
Short-term lease obligations	7.6	8.4
Liabilities held for sale	9.3	—
Other current liabilities	65.9	73.5
Total current liabilities	403.1	447.3
Long-term debt, less current maturities	330.4	340.5
Deferred income taxes	4.1	2.9
Long-term lease obligations	13.5	16.9
Other long-term liabilities	32.7	32.4
Total liabilities	783.8	840.0
Commitments and contingencies
Shareholders' Equity:
Preferred stock ($.001 par value, 95,000,000 shares authorized; none issued or outstanding)	—	—
Common stock ($.001 par value, 605,000,000 shares authorized; 64,479,781 and 63,403,326 shares issued and outstanding, respectively)	0.1	0.1
Additional paid-in capital	499.1	496.1
Retained deficit	(21.1)	(21.1)
Accumulated other comprehensive loss	(2.8)	(2.8)
Total shareholders' equity	475.3	472.3
Total liabilities and shareholders' equity	$1,259.1	$1,312.3

REV GROUP, INC. AND SUBSIDIARIES

CONDENSED UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except share and per share amounts)

	Three Months Ended January 31,
	2021	2020
Net sales	$554.0	$532.1
Cost of sales	492.3	484.7
Gross profit	61.7	47.4
Operating expenses:
Selling, general and administrative	47.1	46.3
Research and development costs	1.3	1.2
Amortization of intangible assets	2.6	4.0
Restructuring	1.0	0.6
Total operating expenses	52.0	52.1
Operating income (loss)	9.7	(4.7)
Interest expense, net	5.5	7.3
Loss on business held for sale	3.8	—
Loss on acquisition of business, net of tax	0.4	—
Income (loss) before benefit for income taxes	—	(12.0)
Benefit for income taxes	—	(2.6)
Net income (loss)	$—	$(9.4)

Net income (loss) per common share:
Basic	$—	$(0.15)
Diluted	$—	$(0.15)
Dividends declared per common share	$—	$0.05

Adjusted net income (loss) per common share:
Basic	$0.14	$(0.04)
Diluted	$0.14	$(0.04)

Weighted Average Shares Outstanding:
Basic	63,445,973	62,783,080
Diluted	63,445,973	62,783,080

REV GROUP, INC. AND SUBSIDIARIES

CONDENSED UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Three Months Ended January 31,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$—	$(9.4)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	8.6	10.8
Amortization of debt issuance costs	0.6	0.5
Stock-based compensation expense	1.9	2.6
Deferred income taxes	1.3	1.8
Gain on sale of assets	(1.5)	(0.5)
Loss on business held for sale	3.8	—
Loss on acquisition of business	0.4	—
Changes in operating assets and liabilities, net	(13.2)	(19.1)
Net cash provided by (used in) operating activities	1.9	(13.3)
Cash flows from investing activities:
Purchase of property, plant and equipment	(2.9)	(3.2)
Purchase of rental and used vehicles	—	(2.7)
Proceeds from sale of assets	10.0	3.5
Proceeds from sale of business	—	1.1
Net cash provided by (used in) provided by investing activities	7.1	(1.3)
Cash flows from financing activities:
Net (repayments) proceeds from borrowings under ABL Facility	(10.0)	82.0
Repayment of long-term debt	(0.4)	—
Payment of dividends	—	(3.1)
Other financing activities	(0.9)	(0.3)
Net cash (used in) provided by financing activities	(11.3)	78.6
Net (decrease) increase in cash and cash equivalents	(2.3)	64.0
Cash and cash equivalents, beginning of period	11.4	3.3
Cash and cash equivalents, end of period	$9.1	$67.3

REV GROUP, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In millions; unaudited)

	Three Months Ended January 31,
	2021	2020
Net Sales:
Fire & Emergency	$280.6	$206.5
Commercial	83.1	158.2
Recreation	190.2	166.8
Corporate & Other	0.1	0.6
Total	$554.0	$532.1

Adjusted EBITDA:
Fire & Emergency	$10.2	$1.7
Commercial	7.1	10.8
Recreation	15.1	7.0
Corporate & Other	(9.2)	(8.2)
Total	$23.2	$11.3

Adjusted EBITDA Margin:
Fire & Emergency	3.6%	0.8%
Commercial	8.5%	6.8%
Recreation	7.9%	4.2%
Total	4.2%	2.1%

Period-End Backlog:	January 31, 2021	October 31, 2020	January 31, 2020
Fire & Emergency	$1,017.9	$965.8	$807.3
Commercial	234.0	273.8	455.6
Recreation	754.3	538.9	158.3
Total	$2,006.2	$1,778.5	$1,421.2

REV GROUP, INC. AND SUBSIDIARIES

ADJUSTED EBITDA BY SEGMENT

(In millions; unaudited)

	Three Months Ended January 31, 2021
	Fire & Emergency	Commercial	Recreation	Corporate & Other	Total
Net income (loss)	$2.5	$6.2	$11.4	$(20.1)	$—
Depreciation and amortization	3.1	0.7	3.6	1.2	8.6
Interest expense, net	1.6	0.2	0.1	3.6	5.5
Benefit for income taxes	—	—	—	—	—
EBITDA	7.2	7.1	15.1	(15.3)	14.1
Transaction expenses	—	—	—	2.3	2.3
Sponsor expense reimbursement	—	—	—	0.2	0.2
Restructuring costs	0.1	—	—	0.9	1.0
Stock-based compensation expense	—	—	—	1.9	1.9
Legal matters	—	—	—	0.4	0.4
Net loss on sale of assets and business held for sale	2.7	—	—	—	2.7
Loss on acquisition of business	—	—	—	0.4	0.4
Losses attributable to assets held for sale	0.2	—	—	—	0.2
Adjusted EBITDA	$10.2	$7.1	$15.1	$(9.2)	$23.2

	Three Months Ended January 31, 2020
	Fire & Emergency	Commercial	Recreation	Corporate & Other	Total
Net income (loss)	$(3.0)	$8.0	$3.2	$(17.6)	$(9.4)
Depreciation and amortization	3.5	1.9	3.5	1.9	10.8
Interest expense, net	1.2	0.3	0.1	5.7	7.3
Provision for income taxes	—	—	—	(2.6)	(2.6)
EBITDA	1.7	10.2	6.8	(12.6)	6.1
Transaction expenses	—	—	—	1.1	1.1
Sponsor expense reimbursement	—	—	—	0.1	0.1
Restructuring costs	—	—	0.2	0.4	0.6
Stock-based compensation expense	—	—	—	2.6	2.6
Legal matters	—	—	—	0.1	0.1
Losses attributable to assets held for sale	—	0.6	—	—	0.6
Deferred purchase price payment	—	—	—	0.1	0.1
Adjusted EBITDA	$1.7	$10.8	$7.0	$(8.2)	$11.3

REV GROUP, INC. AND SUBSIDIARIES

ADJUSTED NET INCOME (LOSS)

(In millions; unaudited)

	Three Months Ended January 31,
	2021	2020
Net income (loss)	$—	$(9.4)
Amortization of intangible assets	2.6	4.0
Transaction expenses	2.3	1.1
Sponsor expense reimbursement	0.2	0.1
Restructuring costs	1.0	0.6
Stock-based compensation expense	1.9	2.6
Legal matters	0.4	0.1
Net loss on sale of assets and business held for sale	2.7	—
Loss on acquisition of business	0.4	—
Losses attributable to assets held for sale	0.2	0.6
Deferred purchase price payment	—	0.1
Income tax effect of adjustments	(2.9)	(2.5)
Adjusted Net Income (Loss)	$8.8	$(2.7)

REV GROUP, INC. AND SUBSIDIARIES

ADJUSTED EBITDA OUTLOOK RECONCILIATION

(In millions)

	Fiscal Year 2021
	Low	High
Net income (1)	$38.0	$52.0
Depreciation and amortization	34.0	30.0
Interest expense, net	23.0	19.0
Income tax expense	14.1	18.9
EBITDA	109.1	119.9
Transaction expenses	2.4	2.4
Sponsor expense reimbursement	1.0	1.0
Restructuring costs	1.0	1.0
Stock-based compensation expense	7.5	7.0
Legal matters	0.7	0.4
Net loss on sale of assets and business held for sale	2.7	2.7
Loss on acquisition of business	0.4	0.4
Losses attributable to assets held for sale	0.2	0.2
Adjusted EBITDA	$125.0	$135.0

REV GROUP, INC. AND SUBSIDIARIES

ADJUSTED NET INCOME OUTLOOK RECONCILIATION

(In millions)

	Fiscal Year 2021
	Low	High
Net income (1)	$38.0	$52.0
Amortization of intangible assets	9.0	10.5
Transaction expenses	2.4	2.4
Sponsor expense reimbursement	1.0	1.0
Restructuring costs	1.0	1.0
Stock-based compensation expense	7.5	7.0
Legal matters	0.7	0.4
Net loss on sale of assets and business held for sale	2.7	2.7
Loss on acquisition of business	0.4	0.4
Losses attributable to assets held for sale	0.2	0.2
Income tax effect of adjustments	(6.9)	(7.6)
Adjusted Net Income	$56.0	$70.0

(1)	Does not include any non-recurring charges that may occur during the period shown other than those presented in this reconciliation. See “Cautionary Statement About Forward-Looking Statements” above.